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                                                                     EXHIBIT 5.1

                                             March 31, 1997

American United Global, Inc.
11130 NE 33rd Place, Suite 250
Bellevue, Washington 98004

RE: Registration Statement on Form S-1

Gentlemen:

    We refer to the public offering of up to 5,677,334 shares of common stock, $.01 par value (the "Common Stock"), of American United Global, Inc., a Delaware corporation (the "Company"), including 920,000 shares of Common Stock underlying certain publicly traded warrants (the "Public warrants") issued in connection with the Company's 1994 secondary public offering (collectively, the "Securities"), pursuant to Post-Effective Amendment No. 1 to Form S-18 Registration Statement and Post Effective amendment No. 1 to Form S-1 registration Statements on Form S-1 Registration Statement and Form S-1 Registration Statement filed with the Securities and Exchange Commission on February 14, 1997 (Registration No. 333-21891) (the "Registration Statement"), as subsequently amended from time to time.

    In furnishing our opinion, we have examined copies of said Registration Statement under the Securities Act of 1993, as amended. We have conferred with officers of the Company and have examined the originals or certified, conformed or photostatic copies of such records of the Company, certificates of officers of the Company, certificates of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth herein. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted and reviewed by us as originals or duplicate originals and the conformity to original documents of all documents submitted to us as certified, photostatic or conformed copies, the correctness and completeness of such certificates, the due authorization, execution and delivery of all documents by persons, where due authorization, execution and delivery are prerequisites to the effectiveness thereof, and the absence of any impairment, legal or otherwise, effecting the performance by all parties to such documents (other than the Company), which assumptions we have not independently verified.

    Based upon and subject to the foregoing and such other matters of fact and questions of law as we have deemed relevant in the circumstances, and in reliance thereon, it is our opinion that, when and if:

        (a) The Registration Statement shall have become effective, as the same may hereafter be amended; and

        (b) The Common Stock to be sold shall have been sold as contemplated in the Prospectus forming part of the Registration Statement (including the exercise of the Public Warrants);

then upon the happening of each of the events set forth in paragraphs (a) and
(b), inclusive above:

    The Common Stock being sold, including the Common Stock being sold upon exercise of the Public Warrants, upon execution and delivery of proper certificates therefor, will be duly authorized, validly issued and outstanding, fully paid and non-assessable shares of Common Stock of the Company.

    The undersigned hereby consent to the use of their name in the Registration Statement and in the Prospectus forming a part of the Registration Statement, and to references in this opinion contained therein under the caption of the Prospectus entitled "Legal Opinions".
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    This opinion is limited to the matters herein, and may not be relied upon in any manner by any other person or used for any other purpose other than in connection with the corporate authority for the issuance of Common Stock.

                                          Very truly yours,

                                          GREENBERG, TRAURIG, HOFFMAN,
                                            LIPOFF, ROSEN & QUENTEL

                                          By: __________________________________
                                                    AUTHORIZED SIGNATORY

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